UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 26, 2016
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

520 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)

(800) 225-5224
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 26, 2016, CA, Inc. (the "Company") entered into a Separation Agreement and General Claims Release (the "Separation Agreement") with Richard J. Beckert, the former Chief Financial Officer of the Company, in connection with his transition from the Company.  As previously disclosed, the Company agreed with Mr. Beckert that it was the appropriate time to transition the role, and he retired as Chief Financial Officer effective July 26, 2016, and his employment with the Company ceased on August 31, 2016.
Pursuant to the Separation Agreement, Mr. Beckert will receive benefits substantially consistent with those provided under the Company’s Executive Severance Policy as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 15, 2016.  As a condition to his receipt of benefits under the Separation Agreement, Mr. Beckert provided a general waiver and release of claims against the Company and agreed to certain confidentiality obligations.
The foregoing summary of the material terms of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Claims Release, dated September 26, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date:	September 27, 2016	By:	/s/ Michael C. Bisignano
Michael C. Bisignano
Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement and General Claims Release, dated September 26, 2016